Exhibit 99.1

Date: February 3, 2010	Media Contact:
Michael Kinney
732-938-1031
mkinney@njresources.com
Investor Contact:
Dennis Puma
732-938-1229
dpuma@njresources.com
NEW JERSEY RESOURCES ANNOUNCES FISCAL 2010
FIRST-QUARTER EARNINGS; REAFFIRMS FISCAL 2010 GUIDANCE
WALL, NJ — New Jersey Resources (NYSE: NJR) today reported net financial earnings for the first quarter of fiscal 2010 and, for the first time, announced results from its new business segment, Midstream Assets.
A reconciliation of net income to net financial earnings for the first quarter of fiscal years 2010 and 2009 is provided below:

	Three Months Ended
	December 31,
(Thousands)	2009	2008
Net income	$51,902	$28,272
Add:
Unrealized (gain) loss on derivative instruments, net of taxes*	(4,105)	6,812
Effects of economic hedging related to natural gas inventory, net of taxes	(20,384)	(2,606)

Net financial earnings	$27,413	$32,478

Weighted Average Shares Outstanding
Basic	41,615	42,170
Diluted	42,001	42,495

* Excludes unrealized (gain) of $158,000 related to an intercompany transaction between NJNG and NJRES that has been eliminated in consolidation.

Basic earnings per share	$1.25	$0.67

Basic net financial earnings per share	$0.66	$0.77

Net financial earnings is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments. For further discussion of this financial measure, as well as a reconciliation to the most comparable GAAP measure, please see the explanation below under “Non-GAAP Financial Information.”
-more-

NEW JERSEY RESOURCES ANNOUNCES FISCAL 2010 FIRST-QUARTER EARNINGS
•	NJR Net Financial Earnings Decrease; Fiscal 2010 Guidance Reaffirmed
First-quarter net financial earnings at NJR were $27.4 million, or $0.66 per share, compared with $32.5 million, or $0.77 per share, during the same period last year. The decrease is due primarily to lower earnings at the company’s wholesale natural gas subsidiary, partially offset by increased earnings from the Midstream Asset segment.
NJR reaffirmed its fiscal 2010 net financial earnings guidance in a range of $2.45 to $2.60 per basic share, subject to the risks and uncertainties identified below under “Forward-Looking Statements.”
“We are pleased with the solid performance of New Jersey Natural Gas and our Midstream Assets,” said Laurence M. Downes, chairman and CEO. “With today’s announcement, we remain on track to achieve improved financial performance for the 19th consecutive year.”
•	New Midstream Assets Segment Sees Positive Results
Midstream Assets include the results of Steckman Ridge, the company’s joint venture with Spectra Energy, and its 5.53 percent equity investment in the Iroquois Transmission System, L.P. The segment reported first quarter 2010 earnings of $1.9 million compared with $454,000 over the same three-month period last year. The increase reflects Steckman Ridge commencing operations in spring 2009.
Steckman Ridge, a 12 billion cubic feet working gas storage facility located in Southwestern Pennsylvania, has performed as planned in the initial portion of the traditional withdrawal season during its first year of operation. Given its strategic location between new natural gas supplies from the Marcellus Shale in Pennsylvania, Mid-continent and Rocky Mountain areas, Steckman Ridge will be integral to providing storage service for the daily and seasonal supply/demand imbalances of the wholesale natural gas marketplace.
The Iroquois system transports more than 1.5 billion cubic feet per day of natural gas, primarily from western Canada, into the Northeast United States.
•	New Jersey Natural Gas First-Quarter Earnings Higher
Net income at New Jersey Natural Gas (NJNG), the company’s utility subsidiary, increased during the first quarter of fiscal 2010. Net income for the quarter was $23.5 million, compared with $23.1 million in the same period last year. The increase was due primarily to incremental gross margin from customer growth and lower interest expense, partially offset by lower gross margin from NJNG’s gas supply incentive programs.
Customer growth continued during the first quarter of 2010, with NJNG adding 1,438 new customers. Additionally, 58 existing non-heat customers converted to natural gas heat and other services, in part due to the state’s energy-efficiency and conservation programs. These new customers are expected to contribute approximately $684,000 annually to utility gross margin.
•	Conservation Incentive Program Extension Approved
On January 20, 2010, the company received approval from the New Jersey Board of Public Utilities (BPU) for an extension of its Conservation Incentive Program (CIP), which enables the utility to more actively encourage customer conservation and energy-efficiency improvements while stabilizing its cost recovery and margins that might otherwise be impacted by changes in usage patterns. The CIP will now be in place through September 30, 2013.

NEW JERSEY RESOURCES ANNOUNCES FISCAL 2010 FIRST-QUARTER EARNINGS
•	NJNG Customers to Receive Bill Credit
On January 19, 2010, NJNG notified the BPU it would implement a bill credit totaling $37.5 million for residential and small commercial sales customers. The credit will be in effect for natural gas usage between February 1, 2010 and March 31, 2010, and is expected to save the average customer approximately $89, or 20 percent, over the two-month period.
•	NJR Energy Services First-Quarter Results
Net financial earnings at NJR Energy Services (NJRES), NJR’s wholesale energy subsidiary, were $2.5 million during the first quarter of fiscal 2010 compared with $9.4 million in the same period last year. The decrease was due primarily to lower basis spreads that contributed to a decline in the value of its transportation portfolio. In addition, there were fewer opportunities to optimize the assets on a daily basis as a result of lower volatility in the marketplace caused by weak demand and an oversupply of natural gas, particularly in the Northeast.
•	Share Repurchase Plan Increased
On January 27, 2010, the NJR Board of Directors voted to increase the number of shares of NJR common stock authorized for repurchase under NJR’s Share Repurchase Plan by two million shares. The plan authorizes NJR to purchase its shares on the open market or in negotiated transactions, based on market and other financial conditions. The board’s action increases the shares authorized for purchases to a total of 8.75 million. Since the plan began in September 1996, NJR has invested nearly $188 million to repurchase 6.5 million shares at a spilt-adjusted, average price of $28.90.
Fiscal 2010 Net Financial Earnings Guidance
Subject to the risks and uncertainties identified below under “Forward-Looking Statements,” NJR is maintaining its fiscal 2010 net financial earnings guidance in a range of $2.45 to $2.60 per basic share. Reflecting the results of the first fiscal quarter and current forecast for results of each business segment for the remainder of the year, the company expects NJNG to be the major contributor to fiscal 2010 net financial earnings, accounting for 60 to 70 percent of the total. In addition, NJR estimates that the contribution from NJR Energy Services will be approximately 20 to 30 percent. The Midstream Assets business segment, which will include the results of its Steckman Ridge and Iroquois equity investments, is expected to contribute between 5 and 10 percent of total fiscal 2010 net financial earnings.
Webcast Information
NJR will host a live webcast to discuss its financial results today at 9 a.m. ET. A few minutes prior to the webcast, go to www.njliving.com and select “New Jersey Resources” from the top navigation bar. Choose “Investor Relations,” then click just below the microphone under the heading “Latest Webcast” on the Investor Relations home page.
-more-

NEW JERSEY RESOURCES ANNOUNCES FISCAL 2010 FIRST-QUARTER EARNINGS
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, weather, economic conditions and demographic changes in NJNG’s service territory, NJR’s dependence on operating subsidiaries, rate of customer growth, volatility of natural gas and other commodity prices and its impact on customer usage and NJR Energy Services operations, changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to the company, conditions in the credit markets and their potential impact on the company’s access to capital and borrowing costs, the ability to comply with debt covenants, increased interest costs resulting from failures in the market for auction rate securities, the impact of the company’s risk management efforts, including commercial and wholesale credit risks, changes in the costs of providing pension and post-employment benefits to current and former employees, the ability to maintain effective internal controls, accounting effects and other risks associated with hedging activities, the company’s ability to obtain governmental approvals, property rights and/or financing for the construction, development and operation of its non-regulated energy investments, risks associated with the management of the company’s joint ventures and partnerships, the impact of regulation (including the regulation of rates), dependence on third-party storage and transportation facilities, operating risks, access to adequate supplies of natural gas, the regulatory and pricing policies of federal and state regulatory agencies, an adequate number of appropriate counterparties and sufficient liquidity in the energy trading market, the disallowance of recovery of environmental-related expenditures, environmental and other litigation and other uncertainties and the impact of NJR’s charter and bylaws on potential transactions. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events. More detailed information about these factors is set forth under the heading “Risk Factors” in NJR’s filings with the Securities and Exchange Commission (SEC) including its most recent Form 10-K filed on November 30, 2009.
Non-GAAP Financial Information
This press release includes the non-GAAP measures net financial earnings (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. As an indicator of the company’s operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP.
Net financial earnings (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and the effects of economically hedging the value of natural gas in storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the consolidated statements of income in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently as opposed to when the planned transaction ultimately is settled. NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales and other taxes and regulatory rider expenses, which are key components of the company’s operations that move in relation to each other. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s
-more-

NEW JERSEY RESOURCES ANNOUNCES FISCAL 2010 FIRST-QUARTER EARNINGS
performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Form 10-K, Item 7.
About New Jersey Resources
New Jersey Resources, a Fortune 1000 company, provides reliable energy and natural gas services including transportation, distribution, and asset management in states from the Gulf Coast to the New England regions, including the Mid-Continent region, the West Coast and Canada, while investing in and maintaining an extensive infrastructure to support future growth. With over $2.5 billion in annual revenues, NJR safely and reliably operates and maintains 6,700 miles of natural gas transportation and distribution infrastructure to serve nearly half a million customers; develops and manages a diverse portfolio of nearly 2.3 Bcf/day of transportation capacity and more than 50 Bcf of storage capacity; and provides appliance installation, repair and contract service to approximately 144,000 homes and businesses. Additionally, NJR holds investments in midstream assets through equity partnerships including Steckman Ridge and Iroquois. Through Conserve to Preserve®, NJR is helping customers save energy and money by promoting conservation and encouraging efficiency. For more information about NJR, visit www.njliving.com.
-more-

Reconciliation of Non-GAAP Performance Measures
NEW JERSEY RESOURCES
A reconciliation of Net income at NJR to net financial earnings, is as follows:

	Three Months Ended
	December 31,
(Thousands)	2009	2008
Net income	$51,902	$28,272
Add:
Unrealized (gain) loss on derivative instruments, net of taxes*	(4,105)	6,812
Effects of economic hedging related to natural gas inventory, net of taxes	(20,384)	(2,606)

Net financial earnings	$27,413	$32,478

*Excludes unrealized (gain) of $158,000 related to an intercompany transaction between NJNG and NJRES that has been eliminated in consolidation.

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	41,615	42,170
DILUTED	42,001	42,495

Basic net financial earnings per share	$0.66	$0.77

NJR ENERGY SERVICES
The following table is a computation of financial margin at NJRES:

	Three Months Ended
	December 31,
(Thousands)	2009	2008
Operating revenues	$347,477	$463,094
Gas purchases	297,457	440,677
Add:
Unrealized (gain) loss on derivative instruments	(7,742)	1,816
Effects of economic hedging related to natural gas inventory	(33,113)	(4,274)

Financial margin	$9,165	$19,959

A reconciliation of Operating income at NJRES, the closest GAAP financial measurement, to the financial margin is as follows:

	Three Months Ended
	December 31,
(Thousands)	2009	2008
Operating income	$45,190	$17,677
Add:
Operation and maintenance expense	4,233	4,360
Depreciation and amortization	50	51
Other taxes	547	329

Subtotal — Gross margin	50,020	22,417
Add:
Unrealized (gain) loss on derivative instruments	(7,742)	1,816
Effects of economic hedging related to natural gas inventory	(33,113)	(4,274)

Financial margin	$9,165	$19,959

NJR ENERGY SERVICES (continued)
A reconciliation of NJRES Net income to net financial earnings, is as follows:

	Three Months Ended
	December 31,
(Thousands)	2009	2008
Net income	$27,644	$10,882
Add:
Unrealized (gain) loss on derivative instruments, net of taxes	(4,766)	1,107
Effects of economic hedging related to natural gas inventory, net of taxes	(20,384)	(2,606)

Net financial earnings	$2,494	$9,383

Retail and Other
A reconciliation of Retail and Other Net income to net financial earnings, is as follows:

	Three Months Ended
	December 31,
(Thousands)	2009	2008
Net (loss)	($962)	($6,138)
Add:
Unrealized loss on derivative instruments, net of taxes	503	5,705

Net financial (loss)	($459)	($433)

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	December 31,
(Thousands, except per share data)	2009	2008
OPERATING REVENUES
Utility	258,475	340,908
Nonutility	351,071	460,396

Total operating revenues	609,546	801,304

OPERATING EXPENSES
Gas purchases
Utility	154,950	230,452
Nonutility	294,443	440,638
Operation and maintenance	36,291	36,408
Regulatory rider expenses	13,673	13,561
Depreciation and amortization	7,869	7,361
Energy and other taxes	16,935	23,633

Total operating expenses	524,161	752,053

OPERATING INCOME	85,385	49,251
Other income	1,119	858
interest expense, net	5,417	6,547

INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	81,087	43,562
Income tax provision	30,929	15,804
Equity in earnings of affiliates, net of tax	1,744	514

NET INCOME	$51,902	$28,272

EARNINGS PER COMMON SHARE
BASIC	$1.25	$0.67
DILUTED	$1.24	$0.67

DIVIDENDS PER COMMON SHARE	$0.34	$0.31

AVERAGE SHARES OUTSTANDING
BASIC	41,615	42,170
DILUTED	42,001	42,495

NEW JERSEY RESOURCES

	Three Months Ended
	December 31,
(Thousands, except per share data)	2009	2008
Operating Revenues
New Jersey Natural Gas	$258,475	$340,908
NJR Energy Services	347,477	463,094
Midstream Assets	—	—
Retail and Other	6,044	(2,654)

Sub-total	611,996	801,348

Eliminations	(2,450)	(44)

Total	$609,546	$801,304

Operating Income (Loss)
New Jersey Natural Gas	$41,271	$42,186
NJR Energy Services	45,190	17,677
Midstream Assets	(196)	(105)
Retail and Other	(1,857)	(10,553)

Sub-total	84,408	49,205

Eliminations	977	46

Total	$85,385	$49,251

Net Income (Loss)
New Jersey Natural Gas	$23,502	$23,074
NJR Energy Services	27,644	10,882
Midstream Assets	1,876	454
Retail and Other	(962)	(6,138)

Sub-total	52,060	28,272

Eliminations	(158)	0

Total	$51,902	$28,272

Net Financial Earnings (Loss)
New Jersey Natural Gas	$23,502	$23,074
NJR Energy Services	2,494	9,383
Midstream Assets	1,876	454
Retail and Other	(459)	(433)

Total	$27,413	$32,478

Throughput (Bcf)
NJNG, Core Customers	19.1	20.4
NJNG, Off System/Capacity Management	22.1	12.2
NJRES Fuel Mgmt. and Wholesale Sales	79.4	69.1

Total	120.6	101.7

Common Stock Data
Yield at December 31	3.6%	3.1%
Market Price
High	$38.55	$40.22
Low	$34.49	$21.90
Close at December 31	$37.40	$39.35
Shares Out. at December 31	41,633	42,257
Market Cap. at December 31	$1,557,074	$1,662,813

NEW JERSEY NATURAL GAS

	Three Months Ended
(Unaudited)	December 31,
(Thousands, except customer & weather data)	2009	2008
Utility Gross Margin
Operating revenues	$258,475	$340,908
Less:
Gas purchases	155,274	230,452
Energy and other taxes	14,532	21,587
Regulatory rider expense	13,712	13,561

Total Utility Gross Margin	$74,957	$75,308

Utility Gross Margin and Operating Income
Residential	$49,950	$49,687
Commercial, Industrial & Other	12,991	13,381
Firm Transportation	9,494	8,432

Total Firm Margin	72,435	71,500
Interruptible	84	84

Total System Margin	72,519	71,584

Off System/Capacity Management/FRM/Storage Incentive	2,438	3,724

Total Utility Gross Margin	74,957	75,308

Operation and maintenance expense	24,878	24,950
Depreciation and amortization	7,660	7,161
Other taxes not reflected in gross margin	1,148	1,011

Operating Income	$41,271	$42,186

Throughput (Bcf)
Residential	12.4	13.3
Commercial, Industrial & Other	2.6	3.2
Firm Transportation	3.3	3.0

Total Firm Throughput	18.3	19.5
Interruptible	0.8	0.9

Total System Throughput	19.1	20.4

Off System/Capacity Management	22.1	12.2

Total Throughput	41.2	32.6

Customers
Residential	437,841	438,602
Commercial, Industrial & Other	28,527	30,175
Firm Transportation	22,580	17,267

Total Firm Customers	488,948	486,044
Interruptible	45	45

Total System Customers	488,993	486,089

Off System/Capacity Management*	40	35

Total Customers	489,033	486,124

*The number of customers represents those active during the last month of the period.
Degree Days
Actual	1,576	1,700
Normal	1,664	1,670

Percent of Normal	94.7%	101.8%

NJR ENERGY SERVICES

	Three Months Ended
(Unaudited)	December 31,
(Thousands, except customer)	2009	2008
Operating Revenues	$347,477	$463,094
Gas Purchases	297,457	440,677

Gross Margin	50,020	22,417
Operation and maintenance expense	4,233	4,360
Depreciation and amortization	50	51
Energy and other taxes	547	329

Operating Income	$45,190	$17,677

Net Income	$27,644	$10,882

Financial Margin	$9,165	$19,959

Net Financial Earnings	$2,494	$9,383

Gas Sold and Managed (Bcf)	79.4	69.1

MIDSTREAM ASSETS

Equity in Earnings	$3,960	$892

Operation and Maintenance	$195	$105

Interest Expense	$830	$31

Net Income	$1,876	$454

RETAIL AND OTHER

Operating Revenues	$6,044	($2,654)

Operating (Loss)	($1,857)	($10,553)

Net (Loss)	($962)	($6,138)

Net Financial (Loss)	($459)	($433)

Total Customers at December 31	144,019	143,821

###